UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 4, 2012

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Scott A. Doyle, Senior Vice President, Strategic Property Management and a named executive officer informed Home Properties, Inc. (the “Company”) that he is retiring to pursue other interests effective on August 31, 2012.

On September 4, 2012, Mr. Doyle and the Company entered into a Consultation Agreement, Non-Compete and General Release (the “Agreement”), which provides that Mr. Doyle will provide the Company with consulting services until August 31, 2013.  In consideration for those consulting services, as well as agreements pertaining to non-competition and non-solicitation, Mr. Doyle will receive salary continuation until August 31, 2013 and a pro-rata portion of his 2012 bonus to be paid in 2013.  Options and restricted stock held by Mr. Doyle receive varying treatment, depending on the terms of the stock benefit plan under which they were issued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 6, 2012                                                      HOME PROPERTIES, INC.
      (Registrant)

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and
Chief Financial Officer